                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ILLINOVA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

Illinova

Dynegy

                               Merger approval
                               will create a
                               premier national
                               energy merchant


                                           [GRAPHIC APPEARS HERE]    VOTE "FOR"
                                                                     THE MERGER

[GRAPHIC APPEARS HERE]

Overview

In June, Illinova Corporation and Dynegy Inc. announced a merger that will create a $7.5 billion full service provider of energy products and services. Just a few days ago we sent to you a proxy statement describing the proposed merger of Illinova and Dynegy.


                                   [GRAPHIC APPEARS HERE]

This merger is a truly unique and exciting platform from which to complete the strategic transformation of the company while increasing significant near-term and long-term shareholder value.

The key information about this merger will be outlined in this brochure, but we ask that you review the proxy statement for a more complete description of the merger. If you have any questions about the merger or need any assistance in voting your shares, please call the company helping us to solicit proxies - Innisfree M&A Incorporated, toll free at 1-877-750-2689.


                            [GRAPHIC APPEARS HERE]

We urge you to vote "FOR" the merger by signing and mailing the enclosed proxy card in the postage-paid envelope provided. If you do not submit your proxy card it will, in effect, count as a vote against the merger.

[LOGO OF DYNEGY APPEARS  HERE]

Who is Dynegy?
--------------------------------------------------------------------------------
Dynegy, Inc. is one of the leading marketers of energy products and services in North America. Through its leadership positions in energy marketing, independent power generation, and gathering, processing and transportation, the company has evolved from a natural gas marketing company to a dynamic energy company with a full energy network to meet the growing challenges of the energy market of the future. Since founded in 1984, Dynegy's revenue has grown to $14.2 billion.


Convergence

Opportunities

Greater Resources
--------------------------------------------------------------------------------
This strategic combination creates tremendous opportunities for each company much faster than either could have achieved on a stand-alone basis. This merger joins Illinova's strategically located generating assets and operating expertise with Dynegy's diversified energy franchise and strengths in energy marketing and trading.

VOTE FOR:

X  Shareholder value

X  Greater financial strength and flexibility

X  Experienced leadership

X  Proven track record of risk management




          DYNEGY HAS SUCCESSFULLY
          PURSUED CONVERGENCE
          OPPORTUNITIES WHILE
          MAINTAINING ITS FOCUS
          ON EARNINGS GROWTH.
                                              [GRAPHIC APPEARS HERE]

[LOGO OF ILLINOVA APPEARS HERE]

                           [LINE GRAPH APPEARS HERE]

[Line graph shows closing prices per share of Illinova common stock from June
   11, 1999 (closing price $25.31) through September 1, 1999 (closing price
                                   $32.25)]

Illinova stock increased 27.4% from June 11, 1999 (day before the merger was announced) to September 1, 1999.


    VOTE TO CREATE
    SIGNIFICANT
    SHAREHOLDER VALUE

[GRAPHIC APPEARS HERE]

Reasons to
   Vote "For"

   Benefits of an Illinova/Dynegy combination:

X  Enhanced earnings and growth potential

X  Dynegy has a strong track record for delivering shareholder value

X Opportunity to participate in the restructuring of the $300 billion power industry from a solid corporate platform

X  Experienced management team

X Control over the assets needed to compete across nearly the entire energy value chain - from generation, to delivery, to wholesale and retail marketing and trading

X Well positioned to capitalize on opportunities created by energy convergence and deregulation

Chevron, which currently owns an approximate 29% interest in Dynegy, has agreed to vote its shares in favor of the merger, and has elected to take all stock. Chevron also will invest $200 million of new equity in the combined company, plus an additional $40 million, subject to certain terms and conditions.

This clearly shows their support and belief that the combined company will create significant long-term value.

                    [MAP OF THE UNITED STATES APPEARS HERE]

[The map depicts the locations of plants, facilities, pipelines and headquarters for each of Dynegy and Illinova]

Powerful
Combination

Merger Terms
--------------------------------------------------------------------------------
Under the terms of the merger agreement, a newly established parent company will acquire all of the shares of Dynegy and Illinova for a combination of stock and cash.

The transaction is relatively complex, but in general it involves the creation of a new publicly traded company that will acquire both Illinova and Dynegy. Prior to the merger, this company will be renamed Dynegy Inc. After the merger, it will be owned by the shareholders of Dynegy and Illinova.

Illinova shareholders will receive one share of Class A common stock in the new company for each share of Illinova they own.


                                                          [GRAPHIC APPEARS HERE]

                                                          YOUR BOARD
                                                          OF DIRECTORS
                                                          UNANIMOUSLY
                                                          RECOMMENDS THAT
                                                          YOU APPROVE THE
                                                          PROPOSAL.

Your Vote is Important
--------------------------------------------------------------------------------
For this merger to proceed we need two-thirds of the Illinova shareholders of record to vote in favor of the combination. As an Illinova shareholder, you can help launch this merger by voting "FOR" the proposal. Simply, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Please return the signed proxy card today to ensure that your shares are represented at the special meeting of Illinova shareholders on October 11, 1999.

                                       Please Vote

                                    Today

We urge you to vote "FOR" the merger agreement. Please sign, date and return the enclosed proxy card today in the postage-paid envelope provided. Remember, if you do not vote your proxy, it will, in effect, count as a vote against the merger.

Thank you for your support.

  Roadmap to Completion
  ------------------------------------------------------------------------------
  Approvals required to conclude the merger include:

X Shareholders of Illinova

X U.S. Federal Energy Regulatory Commission

X Securities and Exchange Commission

X Illinois Commerce Commission

X Completion of the pending sale of Clinton Power Station by Illinova

  It is anticipated that the merger will close by the end of the first quarter of 2000.

  To Get More Information
  ------------------------------------------------------------------------------
  The proxy statement sent to you previously explains the merger proposal in more detail. We urge you to read it carefully.

  For further clarification of the merger, or to obtain another copy of the proxy statement, please call our proxy solicitor, Innisfree M&A Incorporated, at 1-877-750-2689.


                                                          [GRAPHIC APPEARS HERE]

                                                 A SIGNIFICANT NUMBER
                                                 OF DYNEGY COMMON
                                                 SHAREHOLDERS HAVE
                                                 ALREADY AGREED TO
                                                 VOTE "FOR" THE
                                                 MERGER

[GRAPHIC APPEARS HERE]    VOTE "FOR"
                          THE MERGER